EXHIBIT 99.1

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

TRACCOM INC.

Traccom Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.	The name of the corporation (hereinafter called the “Corporation”) is Traccom Inc.
2.	The certificate of incorporation of the Corporation is hereby amended by deleting Article I thereof and by substituting in lieu of said Article the following new Article:

Article I The name of the corporation is Vulcain Corporation (the “Corporation”).

3.

The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Greg Duffell, its Chief Executive Officer, on March 24, 2025.

TRACCOM INC.

By:	/s/ Greg Duffell
Greg Duffell, Chief Executive Officer